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                                           EXHIBIT 21

                                          SUBSIDIARIES

REGISTRANT'S PERCENTAGE                                            STATE OF
SUBSIDIARIES                                                       OWNERSHIP    INCORPORATION
------------                                                      -----------  ---------------
RadNet Management, Inc.                                               100%        California
RadNet Managed Imaging Services, Inc.                                 100%        California
Diagnostic Imaging Services, Inc.                                     100%        Delaware
Primedex Corporation                                                  100%        California
Radnet Management I, Inc.                                             100%        California
Radnet Management II, Inc.                                            100%        California
Radnet Sub, Inc.                                                      100%        California
SoCal MR Site Management, Inc.                                        100%        California
FRI, Inc.                                                             100%        California
Radiologix, Inc.                                                      100%        Delaware
Advanced Imaging Partners, Inc.                                       100%        Delaware
Ide Imaging Partners, Inc.                                            100%        Delaware
Mid Rockland Imaging Partners, Inc.                                   100%        Delaware
Pacific Imaging Partners, Inc.                                        100%        California
Questar Imaging, Inc                                                  100%        Florida
Treasure Coast Imaging Partners, Inc.                                 100%        Delaware
Community Imaging Partners, Inc.                                      100%        Delaware
Radiology and Nuclear Medicine Imaging Partners, Inc.                 100%        Delaware
Valley Imaging Partners Inc.                                          100%        California
Questar Duluth, Inc.                                                  100%        Florida
Questar Los Alamitos,Inc.                                             100%        Florida
Questar Victorville, Inc.                                             100%        Florida
Rocky Mountain OpenScan MRI, LLC                                      100%        Colorado.
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